                                                                     EXHIBIT 4.1

                      NINTH AMENDMENT TO CREDIT AGREEMENT


     THIS NINTH AMENDMENT (the "Ninth Amendment"), dated as of June 28, 1995, is
                                ---------------
entered into by and among BROADWAY STORES, INC., a Delaware corporation previously known as Carter Hawley Hale Stores, Inc. (the "Borrower"), the
                                                          --------
financial institutions parties hereto (the "Lenders") and GENERAL ELECTRIC
                                            -------
CAPITAL CORPORATION, a New York corporation, as agent (the "Agent") for the
                                                            -----
Lenders.

                                R E C I T A L S
                                ---------------

     WHEREAS, the parties hereto have entered into that certain Credit Agreement dated as of October 8, 1992 and amended by the letter agreement dated April 29, 1993, the Amended and Restated Second Amendment dated as of August 20, 1993, the Third Amendment dated as of September 30, 1993, the Fourth Amendment dated as of October 31, 1993, the Fifth Amendment dated as of December 10, 1993, the Sixth Amendment dated as of February 26, 1994, the Seventh Amendment dated as of September 13, 1994 and the Eighth Amendment dated as of March 3, 1995 (as so amended, the "Credit Agreement"), and now desire to amend the Credit Agreement
              ----------------
in certain respects;

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

     1.  Definitions.  Unless otherwise defined herein, terms defined in the
         -----------
Credit Agreement are used herein with the same meanings ascribed to them therein.

     2.  Amendments to the Credit Agreement:  Upon the Effective Date (as
         ----------------------------------
defined herein), the Credit Agreement is hereby amended as follows:

     2.1  Amendment to Article 1.  Article 1 of the Credit Agreement is hereby
          ----------------------
amended by adding the following new definition after the defined term "Court":

               "Days Receipts Outstanding" for any Fiscal Month shall mean, as
                -------------------------
     determined as of the last day of the Fiscal Month, the number of days determined from dividing the consolidated merchandise accounts payable trial balance (and receipts not credited at cost) of the Borrower and its Subsidiaries as of such day by the average daily receipts (calculated by dividing the aggregate value of Inventory of the Borrower and its Subsidiaries (determined at cost) received from suppliers during the Fiscal Month by the number of days in the Fiscal Month).

     2.2  Amendment to Section 7.1(a).  Section 7.1(a) of the Credit Agreement
          ---------------------------
is hereby amended in its entirety to read as set forth below:

          (a) Consolidated EBITDA.  The Borrower will not permit aggregated
              -------------------
     Consolidated EBITDA for the Fiscal Months which are substantially coextensive with any period set forth below to be less than the amount set forth below opposite such period (except that any amount set forth below in parentheses shall be the maximum amount of permitted Consolidated EBITDA deficit for the period of Fiscal Months set forth opposite such amount):

                Period                            Amount
                ------                        --------------
          February 1994                       $ (20,100,000)
          February 1994 - March 1994          $  16,300,000
          February 1994 - April 1994          $ (13,300,000)
          February 1994 - May 1994            $  (6,300,000)
          February 1994 - June 1994           $   3,200,000
          February 1994 - July 1994           $   3,500,000
          February 1994 - August 1994         $   5,300,000
          February 1994 - September 1994      $   9,600,000
          February 1994 - October 1994        $  12,800,000
          February 1994 - November 1994       $  22,000,000
          February 1994 - December 1994       $  78,100,000
          February 1994 - January 1995        $  73,200,000
          March 1994 - February 1995          $  65,700,000
          April 1994 - March 1995             $  65,400,000
          May 1994 - April 1995               $  66,700,000
          June 1994 - May 1995                $  68,600,000
          July 1994 - June 1995               $  60,200,000
          August 1994 - July 1995             $  60,500,000
          September 1994 - August 1995        $  63,600,000
          October 1994 - September 1995       $  65,800,000
          November 1994 - October 1995        $  69,100,000
          December 1994 - November 1995       $  75,000,000
          January 1995 - December 1995        $  96,500,000
          February 1995 - January 1996        $ 110,000,000
          March 1995 - February 1996          $ 114,800,000
          April 1995 - March 1996             $ 118,800,000
          May 1995 - April 1996               $ 124,100,000
          June 1995 - May 1996                $ 131,900,000
          July 1995 - June 1996               $ 136,900,000
          August 1995 - July 1996             $ 136,900,000
          September 1995 - August 1996        $ 136,900,000
          October 1995 - September 1996       $ 136,900,000

          2.3  Amendment to Section 7.1(b).  Section 7.1(b) of the Credit
               ---------------------------
Agreement is hereby amended in its entirety to read as set forth below:

          (b) Consolidated Net Cash Flow.  The Borrower will not permit
              --------------------------
     Consolidated Net Cash Flow for the Fiscal Months which are substantially coextensive with any period set forth below to be less than the amount set forth below opposite such period (except that any amount set forth below in parentheses shall be the maximum amount of permitted Consolidated Net Cash Flow deficit for the period of Fiscal Months set forth opposite such amount):

                    Period                      Amount
                    ------                      ------
          February 1994                            ($27,800,000)
          February 1994 - March 1994               ($32,100,000)
          February 1994 - April 1994               ($36,100,000)
          February 1994 - May 1994                 ($35,700,000)
          February 1994 - June 1994                ($33,600,000)
          February 1994 - July 1994                ($40,200,000)
          February 1994 - August 1994              ($44,800,000)
          February 1994 - September 1994           ($47,900,000)
          February 1994 - October 1994             ($51,100,000)
          February 1994 - November 1994            ($48,200,000)
          February 1994 - December 1994             $   800,000
          February 1994 - January 1995             ($10,400,000)
          February 1995                            ($36,800,000)
          February 1995 - March 1995               ($41,400,000)
          February 1995 - April 1995               ($45,800,000)
          February 1995 - May 1995                 ($49,700,000)
          February 1995 - June 1995                ($57,900,000)
          February 1995 - July 1995                ($62,900,000)
          February 1995 - August 1995              ($65,600,000)
          February 1995 - September 1995           ($66,500,000)
          February 1995 - October 1995             ($68,700,000)
          February 1995 - November 1995            ($63,500,000)
          February 1995 - December 1995            ($ 5,200,000)
          February 1995 - January 1996             ($11,800,000)
          February 1995 - February 1996            ($22,200,000)
          February 1995 - March 1996               ($22,600,000)
          February 1995 - April 1996               ($21,500,000)
          February 1995 - May 1996                 ($17,500,000)
          February 1995 - June 1996                ($10,500,000)
          February 1995 - July 1996                ($15,700,000)
          February 1995 - August 1996              ($19,000,000)
          February 1995 - September 1996           ($22,600,000)

     2.4  Amendment to Section 7.1(d).  Section 7.1(d) of the Credit Agreement
          ---------------------------
is hereby amended in its entirety to read as set forth below:

          (d) Consolidated Maximum/Minimum Inventory Balance.  The Borrower will
              ----------------------------------------------
     not permit the aggregate amount of all inventory of the Borrower and its Subsidiaries (determined on the lower of a first-in, first-out or market basis) on the last day of any Fiscal Month set forth below to exceed the maximum amount, or to be less than the minimum amount, set forth below opposite such Fiscal Month:

          Fiscal Month        Maximum Amount   Minimum Amount
          -------------       --------------   --------------
          February 1994         $436,900,000     $386,900,000
          March 1994            $417,400,000     $367,400,000
          April 1994            $415,000,000     $365,000,000
          May 1994              $433,300,000     $383,300,000
          June 1994             $400,800,000     $350,800,000
          July 1994             $404,000,000     $354,000,000
          August 1994           $483,100,000     $433,100,000
          September 1994        $500,000,000     $450,000,000
          October 1994          $554,100,000     $504,100,000
          November 1994         $609,600,000     $559,600,000
          December 1994         $468,500,000     $418,500,000
          January 1995          $464,500,000     $414,500,000
          February 1995         $468,900,000     $418,900,000
          March 1995            $459,700,000     $409,700,000
          April 1995            $454,700,000     $404,700,000
          May 1995              $465,700,000     $415,700,000
          June 1995             $426,100,000     $346,100,000
          July 1995             $415,200,000     $355,200,000
          August 1995           $469,300,000     $409,300,000
          September 1995        $480,200,000     $420,200,000
          October 1995          $520,500,000     $460,500,000
          November 1995         $575,200,000     $515,200,000
          December 1995         $432,300,000     $372,300,000
          January 1996          $428,200,000     $368,200,000
          February 1996         $468,900,000     $418,900,000
          March 1996            $459,700,000     $409,700,000
          April 1996            $454,700,000     $404,700,000
          May 1996              $465,700,000     $415,700,000
          June 1996             $432,100,000     $382,100,000
          July 1996             $436,100,000     $386,100,000
          August 1996           $476,600,000     $426,600,000
          September 1996        $493,700,000     $443,700,000

          2.5  Additional Amendments to Section 7.1.  Section 7.1 of the Credit
               ------------------------------------
Agreement is hereby amended by inserting the following as Section 7.1(f):

               (f)  Minimum Days Receipts Outstanding.  The Borrower will not
                    ---------------------------------
     permit Days Receipts Outstanding for any Fiscal Month set forth below to be less than the minimum number of days set forth below opposite the Fiscal
     Month:

          Fiscal Month                  Minimum No. of Days
          ------------                  -------------------
          June 1995                             20
          July 1995                             20
          August 1995                           20
          September 1995                        20
          October 1995                          23
          November 1995                         23
          December 1995                         23
          Each Fiscal Month thereafter          20

          2.7  Amendment to Schedule 5.4.  Schedule 5.4 to the Credit Agreement
               -------------------------
is hereby amended in its entirety by replacing it with Schedule 5.4 attached to this Ninth Amendment and by this reference made a part hereof.

          3.  Effective Date.  This Ninth Amendment shall become effective at
              --------------
the time (the "Effective Date") on or before 5:00 p.m. (Los Angeles time) on
               --------------
June 28, 1995 at which all of the following conditions have been simultaneously satisfied:

               (a) The Agent has received each of the following in form and substance satisfactory to it:

                    (i) counterparts hereof signed by the Borrower, the Lenders and the Agent;

                    (ii) in addition to all other amounts due under or in connection with the Credit Agreement, payment in the amount of $281,250 as an amendment fee in same day funds for the account of the Lenders in accordance with their respective Percentages;

                    (iii) one or more certificates, dated the Effective Date and in form and substance satisfactory to the Agent, of the Secretary or any Assistant Secretary of the Borrower certifying (A) as to resolutions of the Board of Directors of the Borrower authorizing this Ninth Amendment and the transactions contemplated hereby and thereby,
          (B) that the resolutions described in clause (A) have not been amended
                                                ----------
          and remain in full force and effect, (C) as to the incumbency and signatures of each officer of the Borrower executing this Ninth Amendment or any of the Loan Documents delivered in connection therewith, (D) as to the matters set forth in Sections 3(b) and 3(c)
                                                        ----------------------
          of this Ninth Amendment, and (E) as to such other matters as shall be reasonably requested by Agent;

                    (iv) opinions, dated the Effective Date and addressed to the Agent and each Lender, of George Touras, general counsel of the Borrower, and of Milbank, Tweed, Hadley & McCloy, counsel to the Borrower, each in form and substance satisfactory to the Agent;

                    (v) an amendment to the Trademark Security Agreement duly executed by the Borrower providing for a collateral assignment to the Agent of certain recent trademark filings made by the Borrower; and

                    (vi) an endorsement duly executed by the Borrower in respect of the Subordinated Promissory Note dated September 13, 1994 made by Broadway Receivables, Inc. in favor of the Borrower in the amount of $220,000,000.

               (b) After giving effect to this Ninth Amendment, no Default or Event of Default shall have occurred or be continuing.

               (c) The representations and warranties contained in Article 4 of
                                                                   ---------
     the Credit Agreement (other than representations and warranties which expressly speak as of a different date) are true, correct and complete in all material respects, except that such representations and warranties need not be true, correct and complete to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under the Credit Agreement.

          4.   Representations and Warranties.  The Borrower hereby represents
               ------------------------------
and warrants that, as of the date hereof and as of the Effective Date, after giving effect to this Ninth Amendment:

               (a) The execution, delivery and performance by the Borrower of this Ninth Amendment have been duly authorized by all necessary corporate action;

               (b) No Default or Event of Default has occurred or is continuing; and

               (c) The representations and warranties of the Borrower contained in Article 4 of the Credit Agreement and any other Loan Document (other
        ---------
     than representations and warranties which expressly speak as of a different date) are true, correct and complete in all material respects, except that such representations and warranties need not be true, correct and complete to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under the Credit Agreement.

          5.  Limitation on Amendment.  This Ninth Amendment shall be limited
              -----------------------
solely to the matters expressly set forth herein and shall not (a) constitute a waiver or amendment of any other term or condition of the Credit Agreement, or of any instruments or agreements referred to therein, (b) prejudice any right or rights which the Agent or any of the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any instruments or agreements referred to therein, or (c) require the Lenders to agree to a similar waiver or amendment or grant a similar waiver or amendment for a similar transaction or on a future occasion. Except to the extent specifically waived herein, the provisions of the Credit Agreement shall not be amended, modified, impaired or otherwise affected hereby, and the Credit Agreement and all of the Obligations are hereby confirmed in full force and effect.

          6.   Confirmation of Obligations and Liens.  In consideration for the
               -------------------------------------
Lenders agreement to enter into this Ninth Amendment, the Borrower hereby (i) confirms that as of June 22, 1995 the outstanding principal amount of the Advances was $56,589,000.00 and the outstanding amount of Letter of Credit Obligations was $55,007,467.05 and that such amounts are payable pursuant to the Credit Agreement, as amended hereby, without offset, withholding, counterclaim or deduction of any kind and (ii) confirms and agrees that all Liens granted to the Agent or any Lender under the Collateral Documents and the other Loan Documents are valid and fully perfected and remain in full force and effect.

          7.   Release of Lender Parties.  The Borrower, for itself and on
               -------------------------
behalf of each of its Subsidiaries and Affiliates and each of its employees, officers and directors, and each of their respective predecessors, successors and assigns (collectively, the "Releasors"), does hereby forever and unconditionally (i) release, discharge and acquit the Agent and each of the Lenders, and each of their respective parent corporations, Subsidiaries and Affiliates, and each of their respective officers, directors, shareholders, employees, attorneys, agents and servants, and each their respective predecessors, successors, heirs and assigns (collectively, the "Lender Parties"), of and from any and all claims of every type, kind, nature, description or character, known and unknown, whensoever arising out of any actions or omissions of the Lender Parties, or any of them, occurring at any time up to and through the date hereof, which in any way arise out of, are connected with or relate to the Loan Documents (collectively, "Claims"), and
(ii) agree not to bring any action in any judicial, administrative or other proceeding against the Lender Parties, or any of them, alleging any such Claim or otherwise arising in connection with any such Claim, or support any shareholder of the Borrower or any of the respective Releasors in any such action brought by such shareholder.

          8.   Miscellaneous.  This Ninth Amendment is a Loan Document and,
               -------------
together with the Credit Agreement and the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof. The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

          9.  Severability.  Whenever possible, each provision of this Ninth
              ------------
Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Ninth Amendment be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Ninth Amendment.

          10.  Governing Law.  This Ninth Amendment shall be governed by, and
               -------------
shall be construed and enforced in accordance with, the laws of the State of New York.

          11.  Counterparts.  This Ninth Amendment may be executed in any number
               ------------
of counterparts which, when taken together, shall be deemed to constitute one and the same instrument.

          WITNESS the due execution hereof as of the date first above written.

                              BROADWAY STORES, INC., as the Borrower



                              By: /s/ Ralph J. DeMarco
                                  -------------------------------------------
                                 Title: Vice President and Treasurer


                              GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and as the Lender



                              By: /s/ Steven C. Bierman
                                  -------------------------------------------
                                 Title: Duly Authorized Signatory

                                  SCHEDULE 5.4
                                       TO
                  CREDIT AGREEMENT DATED AS OF OCTOBER 8, 1992
                         AS AMENDED AS OF JUNE 23, 1995

                               OPERATING REPORTS
                               -----------------

TYPE OF REPORT                           FREQUENCY             DELIVERY REQUIREMENT
- ---------------------------------   --------------------   ------------------------------

Collateral Reports:
- ------------------

Cash Deposits                       Each Business Day      On the following Business Day
Letter of Credit Updates            Each Business Day      On the following Business Day

Borrowing Base Certificate
- --------------------------
Supported by:
- -------------

Weekly Merchandise Status           Each Fiscal Week       By Wednesday of the
Report, "WMSR"                                             following Fiscal Week
   DMM Total Pages by Division
   Divisional Total Pages

Weekly Departmental Stock           Each Fiscal Week       By Wednesday of the
and Sales by Store, "WDSSR"                                following Fiscal Week
   Divisional Total Pages

Retail Ledger                       Each Fiscal Week       By Wednesday of the
   Gross Margin Report                                     following Fiscal Week
   (Total Page Only)

D3 and D4 Summary                   Each Fiscal Week       By Wednesday of the
Level Reports                                              following Fiscal Week

Retail Ledger                       Each Fiscal Month      30 days after the end of
   Gross Margin Report                                     such Fiscal Month
   Group and Division Totals

Weekly Merchandise Status           Each Fiscal Month      30 days after the end of
Report, "WMSR"                                             such Fiscal Month
   Departmental Pages

Excess Report                       Each Fiscal Month      30 days after the end of
                                                           such Fiscal Month


Inventory Load Calculation          Each Fiscal Month      30 days after the end of
                                                           such Fiscal Month

Month end Reconciliation            Each Fiscal Month      30 days after the end of
of WMSR to Retail Ledger                                   such Fiscal Month

Shrinkage/Physical                  Once per Fiscal Year   45 days after the end of the
                                                           Fiscal Year

Inventory Count Results             Once per Fiscal Year   45 days after the end of the
                                                            Fiscal Year

In Store Clearance Center           Once per Fiscal Year   45 days after the end of the
Percentage to Total Store                                  Fiscal Year

Financial Reports
- -----------------

Weekly Flash Sales                  Each Fiscal Week       By Wednesday of the
                                                           following Fiscal Week

Daily Bank Balances                 Each Fiscal Week       By Wednesday of the
Activity (Friday's Report)                                 following Fiscal Week

Consolidated Accounts               Each Fiscal Week       By Wednesday of the
Payable Summary                                            following Fiscal Week

Days Receipts Outstanding           Each Fiscal Month      By the second Friday after
(showing calculation) and                                  the end of such Fiscal
Inventory Balance                                          Month
Compliance Report

Monthly Covenant Compliance         Each Fiscal Month      30 days after the end of
Report                                                     such Fiscal Month

Store Statement of Earnings         Each Fiscal Month      30 days after the end of
for month, YTD and Last Year                               such Fiscal Month

Open to Sell Report                 Each Fiscal Month      30 days after the end of
(Green Book)                                               such Fiscal Month

Full Monthly Financial        Each Fiscal Month       30 days after the end of
Summary Package Including                             such Fiscal Month
Cost of Goods Sold Analysis,
SG&A Analysis, and comparison
to then most current
Management Plan (as delivered
to Agent) outlined as follows
(together with monthly
covenant compliance report
described above):

    Month Ending  ______                          YTD _________
This Year   Current Plan   Prior Year   This Year  Current Plan  Prior  Year
- ---------   ------------   ----------   ---------  ------------  -----  -----

     This should include management discussion and analysis of each month's financial performance and variation to Current Management Plan

Forms 10K, 10Q and other     When required by    When filed with the SEC
reports filed with the SEC   applicable law